Exhibit 8.3

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074

TEL	804 • 788 • 8200
FAX	804 • 788 • 8218

June 30, 2006

People’s Choice Home Loan Securities Corp.

7515 Irvine Center Drive

Irvine, California 92618

Ladies and Gentlemen:

We have acted as counsel to People’s Choice Home Loan Securities Corp., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, Number 333-119899 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of Mortgage-Backed Notes (“Notes”) or Mortgage Pass-Through Certificates (the “Certificates”), issuable in one or more series by separate trusts (each, a “Trust”) to be established by the Company. The Certificates of each Trust will be issued pursuant to a pooling and servicing agreement substantially in the form filed as an Exhibit to the Registration Statement (the “Pooling and Servicing Agreement”), among the Company, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee to be identified in the prospectus supplement for such series of Certificates (the “Trustee”).

We have reviewed the originals or copies of (i) the Pooling and Servicing Agreement, including the forms of the Certificates annexed thereto; (ii) the Registration Statement, the prospectus and the related prospectus supplement included therein; and (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

Based on the foregoing, we adopt and confirm that the legal conclusions contained in the Registration Statement under the caption “Federal Income Tax Consequences” are our opinion as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Certificates. We also are of the opinion that, with respect to the issuance of the Certificates for which no election to be treated as a real estate mortgage investment conduit is to be made, if (i) the Company, the Trustee, and the other parties to the issuance transaction comply (without waiver) with all of the provisions of the applicable Pooling and Servicing Agreement and certain other documents to be prepared and executed in connection with such transaction and (ii) the Certificates are issued and sold as described in the Registration Statement and the

People’s Choice Home Loan Securities Corp.

June 30, 2006

prospectus supplement to be issued in connection with the Trust, the Trust will be classified as a grantor trust under Subpart E, Part 1 of subchapter J of the Internal Revenue Code of 1986, as amended (the “Code”), and not as an association taxable as a corporation, a taxable mortgage pool or a publicly traded partnership for United Stated federal income tax purposes.

In arriving at the opinion expressed above, we have assumed that the Pooling and Servicing Agreement and any other document prepared and executed in connection with such transactions will be duly authorized by all necessary corporate action on the part of the parties thereto for such series of Certificates and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Certificates will be duly executed and delivered in substantially the forms set forth in the related Pooling and Servicing Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that each series of Certificates will be sold as described in the Registration Statement.

You should be aware that the above opinions represent our conclusions as to the application of existing law to the transaction described above. Our opinion with respect to tax matters is limited to the federal income tax laws of the United States, including, without limitation, the Code, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the caption “Federal Income Tax Consequences” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

[H&W Tax Opinion re: Non-REMIC Certificates]

People’s Choice Home Loan Securities Corp.

June 30, 2006

No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates under the laws of any state.

Very truly yours,

/s/ Hunton & Williams LLP

Hunton & Williams LLP

[H&W Tax Opinion re: Non-REMIC Certificates]